EXHIBIT 99.1

NEWS

Contact:

John P. Howlett
Vice Chairman – Corporate Development
Emtec, Inc.
Telephone 973-376-4242
FAX 609-631-2190
Email john_howlett@emtecinc.com
Web site www.emtecinc.com

Emtec, Inc. Announces Intent to Acquire CMI
Acquisition to Serve as Foundation for Software Services Division

Marlton, NJ, December 27, 2006 – Emtec, Inc. (OCTCBB: ETEC), an Information Technology Systems and Services Company, announced today that it has executed a stock purchase agreement to acquire the outstanding stock of Configuration Management, Inc. (CMI), headquartered in Red Bank, NJ. “With this acquisition we will begin the development of Emtec Global Services, a division of Emtec focused on software services with a global delivery capability,” said Dinesh Desai, Emtec Chairman, CEO, and President. “This will complement the enterprise infrastructure services provided by our existing Emtec Systems Division.” Completion of the acquisition is subject to certain closing conditions and is expected to occur in early 2007. CMI has locations in Red Bank, NJ, and Richmond, VA.

CMI is an IT project-based services company, focused on improving clients’ quality of experience in every phase of the Software Delivery Life Cycle (“SDLC”). CMI focuses on both the in-sourcing and outsourcing of key functions within the SDLC, such as: Configuration Management, Release Management, and all aspects of Testing. CMI provides its IT services, predominantly to Fortune 1000 clients.

About Emtec, Inc.:

Emtec, Inc. established in 1981, is an information technology company, providing services and products to commercial, federal, education, state and local verticals. Areas of specific practices include communications, data availability, enterprise computing, managed services, storage and data center planning and development.

Cautionary Note Regarding Forward-Looking Statements:

Certain statements in this document constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of Emtec, Inc. (“the Company”), or industry results, to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. The Company’s future operating results are dependent upon many factors, including but not limited to the Company’s ability to: (i) obtain sufficient capital or a strategic business arrangement to fund its plan of operations when needed; (ii) build the management and human resources and infrastructure necessary to support the growth of its business; (iii) competitive factors and developments beyond the Company’s control; and (iv) other risk factors discussed in the Company’s periodic filings with the Securities and Exchange Commission which are available for review at www.sec.gov under “Search for Company Filings.” We undertake no obligation to publicly update or revise any forward-looking statements to reflect changed assumptions, the occurrence of anticipated or unanticipated events, or changes to future results over time.